Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The certification set forth below is being submitted in connection with this Annual Report on Form 10-K of E*TRADE Financial Corporation (the “Annual Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Paul T. Idzik, the Chief Executive Officer and Matthew J. Audette, the Chief Financial Officer of E*TRADE Financial Corporation, each certifies that, to the best of their knowledge:

1.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of E*TRADE Financial Corporation.
Dated: February 24, 2015

/S/ PAUL T. IDZIK
Paul T. Idzik Chief Executive Officer (Principal Executive Officer)

/S/ MATTHEW J. AUDETTE
Matthew J. Audette Chief Financial Officer (Principal Financial and Accounting Officer)